Promissory Note

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PRINCIPAL AMOUNT:               $166,919.89
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INTEREST RATE:                  None (Zero)
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BORROWER:                       Scottsdale Diecast, Inc.
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LENDER:                         ScaleCars, Ltd.
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PAYMENTS:                       See Paragraph 2. Payment Terms
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THIS PROMISSORY NOTE IS EXECUTED IN CONJUNCTION WITH AND IS TO BE CONSTRUED IN
ACCORDANCE WITH THAT CERTAIN ASSET PURCHASE AGREEMENT EXECUTED CONCURRENTLY HEREWITH.

     1. For value received, Scottsdale Diecast, Inc., an Arizona corporation hereinafter referred to as the "BORROWER," promises to pay ScaleCars, Ltd., a Nevada corporation, hereinafter referred to as the "LENDER", or to order, the principal amount of 166,919.89 without interest thereon.

     2. Payment Terms. BORROWER shall pay the principal as follows:

          (A) $7,500 payable 90 days after "Closing," as defined in that certain Asset Purchase Agreement, Article 1., Subsection 1.1;

          (B)  $7,500 payable 180 days after Closing;

          (C)  $7,500 payable 270 days after Closing; and

          (D)  $7,500 payable 360 days after Closing;

          (E) The balance of the principal payable in full 450 days after Closing.

     3. Late Charge. Any payment made and received after the 10th day will be deemed late and be charged 2.00% of the unpaid portion of the scheduled payment, as a late.

     4. All unpaid principal and any unpaid accrued late charges shall be due and payable on or before 450 days after the Closing, as set forth in that certain Asset Purchase Agreement executed concurrently herewith between the parties, and incorporated herein by this reference.

     5. Default. BORROWER will be in default if BORROWER fails to pay the principal in the manner specified under the Payment Terms, and fails to cure such failure within twenty (20) days of receiving written notice of default from LENDER.

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     6. Right to Offset. Any of the obligations of LENDER, to provide indemnification to the BORROWER pursuant to the terms of the Asset Purchase Agreement, or as a result of any breach of the representations and warranties made by LENDER whatsoever that effects the underlying assets of the Asset Purchase Agreement, including without limitation, any claim by a creditor, supplier, warranty, tax, employee or contractor, may be offset against this Promissory Note up to the entire principal amount, if BORROWER determines in good faith that such amount is due and gives written notice to LENDER stating the amount claimed and that it is claimed as a result of a representation of warranty of the LENDER as set forth in the Asset Purchase Agreement. LENDER may dispute such claim in accordance with the dispute resolution procedures set forth in paragraph 9.2 of the Asset Purchase Agreement, provided, that such dispute shall not permit LENDER to receive any portion of the amounts to be offset pursuant to such notice unless and until such dispute has been resolved in LENDER's favor. Any attorneys' fees due to BORROWER under Section 9.2 of the Asset Purchase Agreement may also be offset against this Promissory Note.

     7. Notices. Any notice, payment or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

                  If to the LENDER to:
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                  ScaleCars, Ltd
                  16055 N. Dial Blvd. #5
                  Scottsdale, AZ 85260
                  Facsimile: (480) 556-0830

                  If to the BORROWER to:
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                  Scottsdale Diecast, Inc.
                  P.O. Box 26496
                  Scottsdale, AZ 85255
                  Facsimile: (480) 419-8607

     8. Attorneys Fees. BORROWER agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

     9. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Arizona.

     10. Method of Payment. Principal and interest shall be payable in lawful money of the United States. Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

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     IN WITNESS WHEREOF, this Promissory Note was executed on the date and year written below.

                                        "BORROWER"

                                        SCOTTSDALE DIECAST, INC.
                                        An Arizona Corporation



Dated: 11/23/04                         /S/ David Keaveney
                                        ---------------------------------------
                                        By:  David Keaveney
                                        Its: President


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